Herman Miller Reports 34% Increase in Orders; Continued Earnings Recovery in the Second Quarter of FY2011
Webcast to be held Thursday, December 16, 2010, at 9:30 AM EST

Release    Immediate
Date    December 15, 2010
Contact    Jeff Stutz (616) 654 8538 or jeff_stutz@hermanmiller.com
Greg Bylsma (616) 654 7578 or greg_bylsma@hermanmiller.com
Media:    Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
Address    Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet    www.hermanmiller.com

Herman Miller, Inc. (NASDAQ: MLHR), today announced results for its second quarter ended November 27, 2010. The period was highlighted by improved customer demand, which drove solid year-over-year and sequential-quarter growth in both orders and sales. Consolidated orders in the second quarter of $461.8 million increased 33.6% compared to the same period last year. Net sales in the quarter, which totaled $412.2 million, were up 19.9% compared to the prior year period. On a sequential-quarter comparison, orders and sales were up 17.3% and 8.3%, respectively.
Diluted earnings per share in the second quarter were $0.26 compared to $0.17 in the same quarter last year, and $0.22 in the first quarter of fiscal 2011. Excluding the per-share impact of previously announced restructuring actions, adjusted earnings per share in the second quarter were $0.29. This compares to $0.20 in the year ago period, and $0.23 in the first quarter of this fiscal year.

Brian Walker, Chief Executive Officer, stated, “Our results this quarter reflect improved order entry across virtually every area of our business. This marks the third consecutive quarter of sequential and year-over-year order growth, and represents our highest level of orders in over two years. While the health of the general economy remains a concern, renewed vitality in customer demand is the headline for our business. The investments we've made to expand our market reach, backed by a collaborative selling effort across our organization, are contributing to this success.”

FINANCIAL HIGHLIGHTS (Dollars in millions, except per share data)
	Three Months Ended		Six Months Ended
	11/27/2010	11/28/2009	% Chg.	11/27/2010	11/28/2009	% Chg.
Net Sales	$412.2	$343.7	19.9	$792.9	$667.7	18.8
Gross Margin %	32.9%	32.2%	N/A	32.7%	32.7%	N/A
Operating Expenses	$102.2	$89.9	13.7	$195.7	$180.7	8.3
Restructuring Expenses	$2.1	$2.2	(4.5)	$3.0	$4.8	(37.5)
Operating Earnings %	7.6%	5.4%	N/A	7.7%	4.9%	N/A
Adj. Operating Earnings %*	7.1%	6.2%	N/A	6.8%	6.2%	N/A
Net Earnings	$17.9	$9.6	86.5	$34.0	$18.0	88.9
Earnings per share-diluted	$0.26	$0.17	52.9	$0.48	$0.31	54.8
Adj. Earnings per share-diluted*	$0.29	$0.20	45.0	$0.51	$0.42	21.4
Orders	$461.8	$345.7	33.6	$855.7	$667.9	28.1
Backlog	$314.6	$233.3	34.8

*Items indicated represent Non-GAAP measurements; see “Reconciliation of Non-GAAP Financial Measures” below.

Second Quarter 2011 Financial Results
New orders within Herman Miller's North American business segment were up 35.8% from the second quarter of last fiscal year, while the company's non-North American segment reported a year-over-year increase in orders of 31.3%. Sequentially, order entry within the company's North American and non-North American businesses was up 18.8% and 5.5%, respectively, compared to the first quarter of this fiscal year.
Net sales within the company's North American segment totaled $326.5 million in the second quarter. This amount is 18.1% higher than the year ago period and up 7.8% from the first quarter of fiscal 2011. The company's non-North American business segment reported sales of $72.7 million in the second quarter. This represents a year-over-year and sequential-quarter improvement of 30.8% and 8.8%, respectively.
Herman Miller's consolidated gross margin in the second quarter was 32.9%, an improvement of 70 basis-points from the same quarter last year. This also compares favorably to the gross margin of 32.5% reported by the company in the first quarter of this fiscal year. Increased operating leverage, owing to higher sales and production levels, helped drive the margin improvement relative to both prior periods. This improvement was partially offset by price discounting levels and higher commodity prices compared to the year ago period. Expenses associated with the company's EVA-based employee incentive program were also higher relative to both the prior year and prior quarter.
Operating expenses in the second quarter totaled $102.2 million, reflecting an increase of $12.3 million on a year-over-year basis. Much of the increase was driven by variable costs associated with increased sales between periods. The company also recorded approximately $3.5 million in operating expenses this quarter related to businesses acquired late in fiscal 2010. In addition, the company recognized higher costs in the current period related to program marketing, product development, and employee incentive bonuses. These increases were partially offset in the quarter by adjustments to the contingent components of the Nemschoff purchase price. The adjustments reduced operating expenses in the second quarter by $4.4 million. By comparison, related adjustments recorded in the second quarter of last fiscal year had the effect of increasing operating expenses by approximately $0.5 million in that period.
Herman Miller's second quarter results include pre-tax restructuring expenses totaling $2.1 million. The company recognized pre-tax restructuring charges of $2.2 million in the second quarter of last fiscal year and $0.9 million in the first quarter of fiscal 2011.
Greg Bylsma, Chief Financial Officer, stated, “It's been almost four years since we reported two consecutive quarters of double-digit percentage sales growth. Even more encouraging is the fact that our sales performance this quarter was outpaced by new orders. This drove a $58 million increase in the backlog over the August level. While price discounting pressures remained strong this quarter, we were able to offset this through higher sales and efficiency gains from increased production.”

Movements in foreign currency exchange rates drove a net transaction loss of $0.7 million in the second quarter. This compares to a de minimis gain in the second quarter of last year and a loss of $0.9 million in the first quarter of fiscal 2011. Such gains and losses are reflected as components of “Other Expense, net” on the company's Condensed Consolidated Statements of Operations.
Herman Miller's effective income tax rate in the second quarter was 32%. This compares to 34% in the prior year second quarter and 30.8% in the first quarter of this fiscal year. The company expects its effective tax rate to be between 30% and 32% for the full 2011 fiscal year.
Mr. Bylsma added, “We also finalized plans this quarter to refinance $50 million of our upcoming $100 million public bond maturity through the issuance of 10-year private placement notes. This will satisfy our near-term liquidity requirements and enable a net reduction in our outstanding debt obligations.”

The company's cash position at the end of the second quarter was $153.8 million, an increase of $15.0 million from the August ending balance of $138.8 million. Cash flow from operations in the quarter totaled $22.1 million. This compares to $27.2 million in the prior year second quarter and $10.0 million in the first quarter of fiscal 2011.

Mr. Walker concluded, “In spite of a stubborn employment picture and a continued lag in non-residential construction, we've seen much improved customer demand over the past few quarters. The increase in orders and backlog puts us in a solid position to start the second half of our fiscal year, where I'm confident we will build further momentum as our newest products gain traction in the market.”

The company announced a live webcast to discuss the results of the second quarter of fiscal 2011 on Thursday, December 16, 2010, at 9:30 a.m. EST. To ensure your access to the webcast, you should allow extra time to visit the company's website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

Supplemental Reconciliation: Components of Earnings Per Share
The following table summarizes the components of the numerator and denominator used in the calculation of earnings per share for the quarterly periods indicated.

Earnings Per Share - Basic	Three Months Ended
	11/27/2010	11/28/2009
Numerator (in millions): Net Earnings	$17.9	$9.6

Denominator: Weighted-Average Common Shares Outstanding	57,034,222	55,854,672

Earnings Per Share - Diluted	Three Months Ended
	11/27/2010	11/28/2009
Numerator (in millions): Net Earnings	$17.9	$9.6
Adjustment to earnings related to contingent purchase consideration that can be settled in common stock at the company's option, net of tax	(2.8)	0.4
Numerator for diluted EPS	$15.1	$10.0

Denominator: Weighted-Average Common Shares Outstanding	57,034,222	55,854,672
Potentially dilutive shares resulting from stock plans and contingent consideration issued for acquisition	634,169	1,639,210
Denominator for diluted EPS	57,668,391	57,493,882

Supplemental Reconciliation: Components of Earnings Per Share
The following table summarizes the components of the numerator and denominator used in the calculation of earnings per share for the year-to-date periods indicated.

Earnings Per Share - Basic	Six Months Ended
	11/27/2010	11/28/2009
Numerator (in millions): Net Earnings	$34.0	$18.0

Denominator: Weighted-Average Common Shares Outstanding	57,005,344	55,509,700

Earnings Per Share - Diluted	Six Months Ended
	11/27/2010	11/28/2009
Numerator (in millions): Net Earnings	$34.0	$18.0
Adjustment to earnings related to contingent purchase consideration that can be settled in common stock at the company's option, net of tax	(6.2)	(0.3)
Numerator for diluted EPS	$27.8	$17.7

Denominator: Weighted-Average Common Shares Outstanding	57,005,344	55,509,700
Potentially dilutive shares resulting from stock plans and contingent consideration issued for acquisition	761,362	1,662,056
Denominator for diluted EPS	57,766,706	57,171,756

Reconciliation of Non-GAAP Financial Measures
This release contains Adjusted Earnings per Share and Adjusted Operating Earnings measures, which are both Non-GAAP financial measures. Adjusted Earnings per Share and Adjusted Operating Earnings are calculated by excluding from Earnings per Share and Operating Earnings items that we believe are not indicative of our ongoing operating performance. For the periods covered by this release, such items consist of expenses associated with restructuring actions taken to adjust our cost structure to the current business climate, adjustments to acquisition-related contingent purchase price liabilities, and expenses associated with the retirement of debt obligations as transacted through a tender offer. We present Adjusted Earnings per Share and Adjusted Operating Earnings because we consider them to be important supplemental measures of our performance and believe them to be useful to show ongoing results from operations.
Adjusted Earnings per Share and Adjusted Operating Earnings are not measurements of our financial performance under GAAP and should not be considered an alternative to Earnings per Share or Operating Earnings under GAAP. Adjusted Earnings per Share and Adjusted Operating Earnings have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted Earnings per Share and Adjusted Operating Earnings, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted Earnings per Share and Adjusted Operating Earnings should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results and using Adjusted Earnings per Share and Adjusted Operating Earnings only as a supplement.
The following table reconciles Adjusted Earnings per Share to Earnings per Share for the periods indicated.

	Three Months Ended		Six Months Ended
	11/27/2010	11/28/2009	11/27/2010	11/28/2009
Earnings per Share - Diluted	$0.26	$0.17	$0.48	$0.31
Add back: Restructuring charges	0.03	0.03	0.03	0.06
Add back: Tender offer settlement charges	—	—	—	0.05
Adjusted Earnings per Share - Diluted	$0.29	$0.20	$0.51	$0.42

The following table reconciles Adjusted Operating Earnings to Operating Earnings for the periods indicated.

(Dollars in millions)	Three Months Ended		Six Months Ended
	11/27/2010	11/28/2009	11/27/2010	11/28/2009
Operating Earnings	$31.5	$18.7	$60.7	$32.8
Add: Restructuring expenses	2.1	2.2	3.0	4.8
Less: Adjustments to contingent purchase consideration	(4.4)	0.5	(9.7)	(0.7)
Add: Tender offer settlement charges	—	—	—	4.5
Adjusted Operating Earnings	$29.2	$21.4	$54.0	$41.4

About Herman Miller
Herman Miller works for a better world around you-with inventive designs, technologies and related services that improve the human experience wherever people work, heal, learn, and live. Its curiosity, ingenuity, and design excellence create award-winning products and services, resulting in more than $1.3 billion in revenue in fiscal 2010. Innovative business practices and a commitment to social responsibility have also established Herman Miller as a recognized global company. In 2010, Herman Miller was again cited by FORTUNE as the "Most Admired" in its industry and among the "100 Best Companies to Work For" in America, while Fast Company has named Herman Miller among its 2010 "Innovation All-Stars." Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management's beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, employment and general economic conditions, the pace of economic recovery in the U.S., and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and the financial strength of our customers, the mix of our products purchased by customers, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.

Financial highlights for the quarter ended November 27, 2010, follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)

	Three Months Ended
	November 27, 2010		November 28, 2009
Net Sales	$412.2	100%	$343.7	100%
Cost of Goods Sold	276.4	67.1%	232.9	67.8%
Gross Margin	135.8	32.9%	110.8	32.2%
Operating Expenses	102.2	24.8%	89.9	26.2%
Restructuring Expenses	2.1	0.5%	2.2	0.6%
Operating Earnings	31.5	7.6%	18.7	5.4%
Other Expense, Net	5.2	1.3%	4.2	1.2%
Earnings before Taxes	26.3	6.4%	14.5	4.2%
Income Taxes	8.4	2.0%	4.9	1.4%
Net Earnings	$17.9	4.3%	$9.6	2.8%
Earnings Per Share - Basic	$0.31		$0.17
Weighted Average Basic Common Shares	57,034,222		55,854,672
Earnings Per Share - Diluted	$0.26		$0.17
Weighted Average Diluted Common Shares	57,668,391		57,493,882

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)

	Six Months Ended
	November 27, 2010		November 28, 2009
Net Sales	$792.9	100%	$667.7	100%
Cost of Goods Sold	533.5	67.3%	449.4	67.3%
Gross Margin	259.4	32.7%	218.3	32.7%
Operating Expenses	195.7	24.7%	180.7	27.1%
Restructuring Expenses	3.0	0.4%	4.8	0.7%
Operating Earnings	60.7	7.7%	32.8	4.9%
Other Expense, Net	11.2	1.4%	10.0	1.5%
Earnings before Taxes	49.5	6.2%	22.8	3.4%
Income Taxes	15.5	2%	4.8	0.7%
Net Earnings	$34.0	4.3%	$18.0	2.7%
Earnings Per Share - Basic	$0.60		$0.32
Weighted Average Basic Common Shares	57,005,344		55,509,700
Earnings Per Share - Diluted	$0.48		$0.31
Weighted Average Diluted Common Shares	57,766,706		57,171,756

Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Six Months Ended
	November 27, 2010	November 28, 2009

Net Earnings	$34.0	$18.0
Cash Flows provided by Operating Activities	32.1	54.4
Cash Flows used for Investing Activities	(12.8)	(49.7)
Cash Flows used for Financing Activities	(2.4)	(77.6)
Effect of Exchange Rates	2.1	1.7
Net Increase/(Decrease) in Cash	19.0	(71.2)
Cash, Beginning of Period	$134.8	$192.9
Cash, End of Period	$153.8	$121.7

Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	November 27, 2010	May 29, 2010
Assets
Current Assets
Cash and Equivalents	$153.8	$134.8
Marketable Securities	11.5	12.1
Accounts Receivable (Net)	191.5	144.7
Inventories	77.4	57.9
Prepaid Expenses and Other	42.8	45.2
Totals	477.0	394.7
Net Property and Equipment	168.5	175.2
Other Assets	201.8	200.7
Total Assets	$847.3	$770.6
Liabilities and Shareholders' Equity
Current Liabilities
Unfunded Checks	$5.9	$4.3
Current Long-term Debt	100.0	100.0
Accounts Payable	123.1	96.3
Accrued Liabilities	144.4	112.4
Totals	373.4	313.0
Long-term Debt	200.6	201.2
Other Noncurrent Liabilities	155.3	176.3
Total Liabilities	729.3	690.5
Shareholders' Equity	118.0	80.1
Total Liabilities and Shareholders' Equity	$847.3	$770.6